UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2015

Commission file number 333-193565

GREENPRO CAPITAL CORP.

(Exact name of registrant as specified in its charter)

(f/k/a GREENPRO INC.)

Nevada

(State or Other Jurisdiction of Incorporation or Organization)

98-1146821	7374
(IRS Employer Identification Number)	(Primary Standard Industrial Classification Code Number)

Room 2201, 22/F Malaysia Building

50 Gloucester Road

Wanchai, Hong Kong

(852) 3111 7718

(Address & telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Items

The Company previously announced in its Current Report on Form 8-K filed on May 13, 2015, that on May 6, 2015, our Board of Directors authorized, and the holders of approximately 89.19% of the voting power of outstanding shares of our common stock, par value $0.0001 per share (“Common Stock’), approved by written consent, in accordance with Nevada law, the execution and filing of Amended and Restated Articles of Incorporation (the “Restated Articles”) with the Nevada Secretary of State which changed our name from “Greenpro Inc.” to “Greenpro Capital Corp.” (the “Name Change”). The board of directors believes that a change of the Company’s name to “Greenpro Capital Corp.” will facilitate the Company’s efforts to re-brand itself to develop and enhance its business.

Effective at the open of the market on June 1, 2015, the company name will be changed to Greenpro Capital Corp. The trading symbol will remain GRNQ.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2015

Greenpro Capital Corp.

/s/ LEE Chong Kuang

By: LEE Chong Kuang,
Director